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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                      --------------------------------
                                  FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                         Getty Realty Holding Corp.
                 (Name to be changed to Getty Realty Corp.)

--------------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in its Charter)


                   Maryland                              11-3412575

   --------------------------------------   -----------------------------------
  (State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

          125 Jericho Turnpike
           Jericho, New York                              11753

   --------------------------------------   -----------------------------------
  (Address of principal executive offices)              (Zip Code)

   If this form relates to the               If this form relates to the
   registration of a class of                registration of a class of
   securities pursuant to                    securities pursuant to Section
   Section 12(b) of the                      12(g) of the Exchange Act
   Exchange Act and is                       and is effective pursuant to
   effective pursuant to                     General Instruction A.(d),
   General Instruction A.(c),                please check the following box./ /
   please check the following box./x/


Securities Act registration statement file number to which this form relates:
333-44065 (If applicable)
    -----

Securities to be registered pursuant to Section 12(b) of the Act


   Title of Each Class                       Name of Each Exchange on which
   to be so Registered                       Each class is to be Registered

Common Stock, $.01 Par Value          New York Stock Exchange, Inc.
----------------------------          -----------------------------

Series A Participating
Convertible Redeemable Preferred
Stock, $.01 Par Value                 New York Stock Exchange, Inc.
----------------------------          -----------------------------


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Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
       ---------------------------------------------------------------
                               (Title of class)

       ---------------------------------------------------------------
                               (Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

        The information under the caption "Description of Holdings Capital Stock" in the Joint Proxy Statement/Prospectus dated January 12, 1998, which is part of the Registration Statement on Form S-4 (No. 333-44065), filed with under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2. Exhibits

      Exhibit
      Number  Description
      ------  -----------

      3.1 Articles of Incorporation of Getty Realty Holding Corp., incorporated by reference to Appendix D to the Joint Proxy Statement/Prospectus dated January 12, 1998, which is part of the Registration Statement on Form S-4 (No. 333-44065) filed with the Securities and Exchange Commission by the Registrant (the "Joint Proxy Statement/Prospectus").

      3.2 Articles Supplementary of Getty Realty Holding Corp., incorporated by reference to Appendix E to the Joint Proxy Statement/Prospectus.

      3.3 Bylaws of Getty Realty Holding Corp., incorporated by reference to Appendix F to the Joint Proxy Statement/Prospectus.

      3.4     Specimen Common Stock Certificate.

      3.5 Specimen Series A Participating Convertible Redeemable Preferred Stock Certificate.


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                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     Getty Realty Holding Corp.



Dated:  January 13, 1998                  By: /s/ John J. Fitteron
                                             -----------------------------------
                                          John J. Fitteron
                                          Senior Vice President, Treasurer and
                                          Chief Financial Officer
















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                                EXHIBIT INDEX


Exhibit
Number     Description
-------    -----------


3.1 Articles of Incorporation of Getty Realty Holding Corp., incorporated by reference to Appendix D to the Joint Proxy Statement/Prospectus dated January 12, 1998, which is part of the Registration Statement on Form S-4 (No. 333-44065) filed with the Securities and Exchange Commission by the Registrant (the "Joint Proxy Statement/Prospectus").

3.2 Articles Supplementary of Getty Realty Holding Corp., incorporated by reference to Appendix E to the Joint Proxy Statement/Prospectus.

3.3 Bylaws of Getty Realty Holding Corp., incorporated by reference to Appendix F to the Joint Proxy Statement/Prospectus.

3.4        Specimen Common Stock Certificate.

3.5        Specimen Series A Participating Convertible Redeemable
           Preferred Stock Certificate.